Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

Brian Ritchie, Noonan Russo
(212) 845-4269

Pediatric Services of America, Inc. Announces

First Quarter Results for Fiscal Year 2006

Norcross, GA.—(BUSINESS WIRE)—February 9, 2006 . . . Pediatric Services of America, Inc. (Nasdaq: PSAI) announces financial results for the first quarter of fiscal year 2006.

The highlights of PSAI’s results for the first quarter ended December 31, 2005 include:

•	Completed the sale of the Pharmacy business;

•	Made significant progress in fulfilling its obligations under the Transition Services Agreement with Accredo Health Group Inc. and are on schedule to complete all service responsibilities by May 31, 2006, which will allow PSAI to focus solely on growing its existing businesses;

•	Completed the full redemption of the outstanding 10% Senior Subordinated Notes due 2008 (the “Notes”) and terminated the credit facility with GE Capital Corp.

For the first quarter of fiscal 2006, net revenue from continuing operations decreased less than one percent to $42,233,000 from $42,406,000 in the fourth quarter of fiscal year 2005. Consolidated net income was $24,182,000 in the first quarter of fiscal year 2006 as compared to $1,559,000 for the fourth quarter of fiscal year 2005. Diluted net income per share was $3.33 in the first quarter of fiscal year 2006 as compared to $0.21 in the fourth quarter of fiscal year 2005. Net income for the first quarter of fiscal 2006 includes $777,000 of income net of tax from discontinued operations and a $24,579,000 gain net of tax on disposal of discontinued operations. In addition, an expense of approximately $837,000 was recorded in the first quarter of fiscal 2006 for the write-off of the deferred financing fees and call premium related to the full redemption of the Notes and termination of the credit agreement with GE Capital Corp.

“With the completion of the sale of our Pharmacy business, we were able to fully redeem our $20,350,000 outstanding debt and terminate the credit facility,” said Daniel J. Kohl, President and CEO of PSAI. “In addition, we have identified a significant number of acquisition opportunities. We are pleased with how quickly we’ve been able to build a pipeline of potential acquisition targets, but we intend to proceed in a measured manner in order to ensure we are completing only high-quality transactions.”

For fiscal year 2006, PSAI continues to expect that earnings from continuing operations will be in the range of $0.16-$0.19.

Conference Call

A conference call to discuss these results has been scheduled for Thursday, February 9, 2006 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press the asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until February 23, 2006 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 4855785 #.

PSAI provides comprehensive pediatric home health care services through a network of over 100 branch offices in 19 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing (PDN), pediatric day treatment centers (PPECs) and respiratory therapy and equipment services (RTES). Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “will,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy Business, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

		Three Months Ended
		December 31, 2005		September 30, 2005
Net revenue		$42,233		$42,406
Costs and expenses:
Costs of goods and services		21,531		21,978
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		8,996		8,888
Business insurance		1,646		1,203
Overhead		3,666		3,533

Other operating costs and expenses		14,308		13,624
Corporate, general and administrative
Salaries, wages and benefits		3,750		3,916
Business insurance		64		56
Professional services		894		1,446
Overhead		719		666

Corporate, general and administrative		5,427		6,084
Provision for doubtful accounts		445		547
Depreciation and amortization		995		993

Total costs and expenses		42,706		43,226

Operating loss		(473)		(820)
Other income		3		—
Loss on early extinguishment of debt		(837)		—
Interest income		385		62
Interest expense		(560)		(608)

Loss from continuing operations before income tax benefit		(1,482)		(1,366)
Income tax benefit		(308)		(1,231)

Loss from continuing operations		(1,174)		(135)
Discontinued operations:
Income from discontinued operations before income tax expense	1,281		2,806
Income tax expense	504		1,112

Income from discontinued operations		777		1,694

Gain on disposal of discontinued operations before income tax expense	40,524		—
Income tax expense	15,945		—

Gain on disposal of discontinued operations		24,579		—

Net income		$24,182		$1,559

Income per share data:
Basic net income per share data:
Loss from continuing operations		$(0.16)		$(0.02)
Income from discontinued operations		0.11		0.23
Gain on disposal of discontinued operations		3.38		—

Net income		$3.33		$0.21

Diluted net income per share data:
Loss from continuing operations		$(0.16)		$(0.02)
Income from discontinued operations		0.11		0.23
Gain on disposal of discontinued operations		3.38		—

Net income		$3.33		$0.21

Weighted average shares outstanding:
Basic		7,269		7,258

Diluted		7,269		7,258

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	December 31, 2005	September 30, 2005
Cash and cash equivalents	$64,272	$19,037
Accounts receivable, less allowance for doubtful accounts	25,760	26,232
Long-term obligations, net of current maturities	—	20,350
Total stockholders’ equity	98,304	73,569

	Nursing	PPEC	Respiratory Therapy, Equipment and Services	Consolidated Total
Three months ended December 31, 2005
Net revenue	$25,375	$2,558	$14,300	$42,233
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	16,771	136	226	17,133
Pharmacy product and supplies			1,722	1,722
Disposables/Supplies	13	8	2,655	2,676

Total cost of goods and services	16,784	144	4,603	21,531
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,380	1,421	4,195	8,996
Business Insurance	1,103	93	450	1,646
Overhead	1,434	424	1,808	3,666

Total operating costs and expenses	5,917	1,938	6,453	14,308
Provision for doubtful accounts	(38)	43	440	445
Depreciation	40	45	753	838

Branch office contribution margin	$2,672	$388	$2,051	$5,111

Three months ended September 30, 2005
Net revenue	$25,447	$2,658	$14,301	$42,406
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	16,746	167	212	17,125
Pharmacy product and supplies	—	—	1,827	1,827
Disposables/Supplies	11	5	3,010	3,026

Total cost of goods and services	16,757	172	5,049	21,978
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,455	1,370	4,063	8,888
Business Insurance	761	77	365	1,203
Overhead	1,324	436	1,773	3,533

Total operating costs and expenses	5,540	1,883	6,201	13,624
Provision for doubtful accounts	113	(50)	484	547
Depreciation	45	46	748	839

Branch office contribution margin	$2,992	$607	$1,819	$5,418

	Three Months Ended December 31, 2005	Three Months Ended September 30, 2005
Total profit for reportable segments	$5,111	$5,418
Corporate, general and administrative	(5,427)	(6,084)
Corporate depreciation and amortization	(157)	(154)
Other income	3	—
Loss on early extinguishment of debt	(837)	—
Interest income	385	62
Interest expense	(560)	(608)

Loss from continuing operations, before income tax benefit	$(1,482)	$(1,366)